Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Erickson Incorporated of our report dated April 02, 2014, on the consolidated financial statements of Evergreen Helicopters, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Indianapolis, Indiana

April 02, 2014